Exhibit 3.2

FORM No. 2

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES

Section 7(1) and (2)

MEMORANDUM OF ASSOCIATION

OF

GeoPark Holdings Limited

(hereinafter referred to as “the Company”)

1.              The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.              We, the undersigned, namely,

Name and Address	Bermudian Status (Yes or No)	Nationality	Number of Shares Subscribed

Ernest A. Morrison “Milner House” 18 Parliament Street Hamilton Bermuda	Yes	British	1

Gail E. Chamberlain “Milner House” 18 Parliament Street Hamilton Bermuda	No	Canadian	1

Don S. Laurenceo “Milner House” 18 Parliament Street Hamilton Bermuda	Yes	British	1

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.              The Company is to be an exempted Company as defined by the Companies Act, 1981.

4.              The Company, with .the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding    in all, including the following parcels:-

N/A

5.              The authorised share capital of the Company is US$12,000.00 divided into shares of US$1.00 each. The minimum subscribed share capital of the Company is US$12,000.00

6.              The objects for which the Company is formed and incorporated are:-

(i)             as set out in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to the Companies Act, 1981.

[next page is signature page]

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:-

/s/ Ernest A. Morrison	/s/ [ILLEGIBLE]
ERNEST A. MORRISON

/s/ Gail E. Chamberlain	/s/ [ILLEGIBLE]
GAIL E. CHAMBERLAIN

/s/ Don S. Laurenceo	/s/ [ILLEGIBLE]
DON S. LAURENCEO	(Witnesses)

Subscribed this 21st day of January, 2003